UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 22, 2011

PDL BioPharma, Inc.
(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2011, PDL BioPharma, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders in Incline Village, Nevada.  At the annual meeting, the Company’s stockholders (i) elected Frederick Frank and Paul W. Sandman to the Board of Directors for a term of three years, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011, (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement and (iv) indicated, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers as every year.

Represented in person or by proxy at the annual meeting were 122,347,448 shares of the Company’s common stock, or 87.59% of the total number of shares outstanding as of the record date.  The results of the matters submitted to a stockholder vote at the annual meeting were as follows.

1.           Election of Directors:

Name	For	Withheld	Broker Non-Votes
Frederick Frank	93,018,705	1,646,310	27,682,433
Paul W. Sandman	93,162,904	1,502,111	27,682,433

2.	Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain
121,617,808	538,772	190,868

3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement:

For	Against	Abstain	Broker Non-Votes
92,625,046	1,730,409	309,560	27,682,433

4.	Indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
88,135,885	239,490	6,103,495	186,145	27,682,433

The Company, consistent with the majority of votes cast in favor of every year, will seek advisory approval of the compensation of Company’s named executive officers annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

Dated:  June 24, 2011